Product supplement no. 208-A-I To prospectus dated November 21, 2008 and prospectus supplement dated November 21, 2008	Registration Statement No. 333-155535 Dated March 29, 2011 Rule 424(b)(2)

Knock-Out Notes Linked to a Basket of Reference Stocks

General

  JPMorgan Chase & Co. may from time to time offer and sell knock-out notes linked to a basket of two or more common stocks, which we refer to as the Basket. We refer to each of the common stocks included in the Basket as a Reference Stock and, collectively, as the Reference Stocks. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If a Reference Stock is an ADS, the term “issuer” of such Reference Stock refers to the issuer of the shares underlying the ADS. This product supplement no. 208-A-I describes terms that will apply generally to the knock-out notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
  Payment is linked to the performance of the Basket as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-30.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  The issuers of the Reference Stocks are not affiliates of ours and are not receiving any of the proceeds of any note offering. The obligations under the notes are our obligations only and the issuers of the Reference Stocks will have no obligations of any kind under the notes. Investing in the notes is not equivalent to investing in the Reference Stocks.
  The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Key Terms
Basket:	A basket consisting of two or more Reference Stocks
Reference Stocks:	As specified in the relevant terms supplement
Payment at Maturity (If a Knock-Out Event has occurred):	Unless otherwise specified in the relevant terms supplement, the amount you will receive at maturity is based on the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable), whether a Knock-Out Event has occurred, the Knock-Out Buffer Amount, the Contingent Minimum Return and, if applicable, the Maximum Return.
Unless otherwise specified in the relevant terms supplement, if a Knock-Out Event has occurred, your payment at maturity will reflect the performance of the Basket, subject to the Maximum Return, if applicable. Your payment at maturity per $1,000 principal amount note will equal $1,000 plus the product of (a) $1,000 and (b) the Basket Return, subject to the Maximum Return, if applicable.
If a Knock-Out Event has occurred, you will lose some or all of your investment at maturity if the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable).
Payment at Maturity (If a Knock-Out Event has not occurred):

Unless otherwise specified in the relevant terms supplement, if a Knock-Out Event has not occurred, your payment at maturity will reflect the performance of the Basket, subject to the Contingent Minimum Return and, if applicable, the Maximum Return. Your payment at maturity per $1,000 principal amount note will equal $1,000 plus the product of (a) $1,000 and (b) the greater of (i) the Contingent Minimum Return and (ii) the Basket Return, subject to the Maximum Return, if applicable.

Contingent Minimum Return:	A fixed percentage as specified in the relevant terms supplement
Maximum Return:	If applicable, a fixed percentage that is greater than the Contingent Minimum Return as specified in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Return, the appreciation potential of the notes will be limited to the Maximum Return even if the Basket Return is greater than the Maximum Return.
Basket Return:	Ending Basket Level – Starting Basket Level (or Strike Level, if applicable) Starting Basket Level (or Strike Level, if applicable)
Starting Basket Level:	Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date or such other date as specified in the relevant terms supplement
(continued on next page)

Investing in the Knock-Out Notes involves a number of risks. See “Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 208-A-I, the accompanying prospectus supplement and prospectus or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

March 29, 2011

Key Terms (continued):
Ending Basket Level:

The Basket Closing Level on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement

Strike Level:

The relevant terms supplement may specify a level for the Basket other than the Starting Basket Level to be used for calculating the Basket Return and the amount payable at maturity, if any, which we refer to as the “Strike Level.” The Strike Level may be based on and/or expressed as a percentage of the Basket Closing Level as of a specified date, or may be determined without regard to the Basket Closing Level as of a particular date. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Starting Basket Level, will be used to calculate the Basket Return.

Basket Closing Level:

Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any trading day will be calculated as follows:

100 × [1 + sum of (Share Return of each Reference Stock × Stock Weighting of such Reference Stock)]

Share Return:

Unless otherwise specified in the relevant terms supplement, with respect to a Reference Stock, on any trading day:

Final Share Price – Initial Share Price (or Strike Price, if applicable)
Initial Share Price (or Strike Price, if applicable)

Stock Weighting:

With respect to each Reference Stock, a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Stock Weightings for all Reference Stocks will equal 100% or 1, as applicable. The relevant terms supplement will specify the weight of each Reference Stock in the Basket, which will be fixed for the term of the notes.

Initial Share Price:

Unless otherwise specified in the relevant terms supplement, with respect to a Reference Stock, the closing price of one share of such Reference Stock on the pricing date or such other date as specified in the relevant terms supplement, divided by the Stock Adjustment Factor. The Initial Share Price of a Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

Final Share Price:	Unless otherwise specified in the relevant terms supplement, with respect to a Reference Stock, on any trading day, the closing price of one share of such Reference Stock on such trading day.
Strike Price:

With respect to a Reference Stock, the relevant terms supplement may specify a share price other than the Initial Share Price to be used for calculating the Share Return, which we refer to as a “Strike Price.” The Strike Price for a Reference Stock, if applicable, will be equal to (a) a percentage of the closing price of one share of such Reference Stock as of a specified date or (b) a fixed amount determined without regard to the closing price of one share of such Reference Stock as of a particular date, in each case divided by the applicable Stock Adjustment Factor. For example, the relevant terms supplement may specify that, with respect to each Reference Stock, a Strike Price equal to 95% of the closing price of one share of such Reference Stock on the pricing date, divided by the applicable Stock Adjustment Factor (i.e., the Initial Share Price) will be used to calculated the Share Return for such Reference Stock.

Stock Adjustment Factor:

Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, the Stock Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

Knock-Out Event:

Unless otherwise specified in the relevant terms supplement, a “Knock-Out Event” occurs if, on any day during the Monitoring Period or on any Monitoring Day, as applicable, the Basket Closing Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the Knock-Out Buffer Amount.

The relevant terms supplement may specify another method for monitoring the Basket. For example, the relevant terms supplement may specify weekly or monthly Basket monitoring on specified day(s) during a week or month for purposes of determining whether a Knock-Out Event has occurred. We refer to each such specified day as a “Monitoring Day.”

Knock-Out Buffer Amount:	A percentage as specified in the relevant terms supplement
Monitoring Period or Monitoring Day(s):	As specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Monitoring Period consists of each day from and excluding the pricing date to and including the final Valuation Date. Alternatively, the relevant terms supplement may specify that the Monitoring Days consist of the last trading day of each month, commencing and ending on specified dates.
Valuation Date(s):

The Ending Basket Level will be calculated on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Valuation Dates in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Valuation Date.”

Maturity Date:

As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

i

     We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, this product supplement no. 208-A-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 208-A-I and with respect to JPMorgan Chase & Co. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. 208-A-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 208-A-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. 208-A-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 208-A-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. 208-A-I, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

ii

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply to specific issuances of the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 208-A-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Knock-Out Notes Linked to a Basket of Reference Stocks specified in the relevant terms supplement.

General

     The Knock-Out Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a basket of two or more common stocks, which we refer to as the “Basket.” We refer to each of the common stocks included in the Basket as a “Reference Stock” and, collectively, as the “Reference Stocks.” As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If a Reference Stock is an ADS, the term “issuer” of such Reference Stock refers to the issuer of the shares underlying such ADS. We refer to the common stock represented by an ADS as an “Underlying Stock.”

     The notes are a series of debt securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity; therefore, you must be aware of the risk that you may lose some or all of the principal amount of your notes at maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Basket calculated in accordance with the formula set forth below, whether the notes have a Strike Level, whether a Knock-Out Event has occurred, the Knock-Out Buffer Amount, the Contingent Minimum Return and, if applicable, the Maximum Return. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

     The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 208-A-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Valuation Date is postponed as described below.

     Unless otherwise specified in the relevant terms supplement, the amount you will receive at maturity is based on the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable), whether a Knock-Out Event has occurred, the Knock-Out Buffer Amount, the Contingent Minimum Return and, if applicable, the Maximum Return.

     Unless otherwise specified in the relevant terms supplement, if a Knock-Out Event has occurred, your payment at maturity will reflect the performance of the Basket, subject to the Maximum Return, if applicable. Your payment at maturity per $1,000 principal amount note will equal $1,000 plus the product of (a) $1,000 and (b) the Basket Return, subject to the Maximum Return, if applicable.

     If a Knock-Out Event has occurred, you will lose some or all of your investment at maturity if the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable).

     Unless otherwise specified in the relevant terms supplement, if a Knock-Out Event has not occurred, your payment at maturity will reflect the performance of the Basket, subject to the Contingent Minimum Return and, if applicable, the Maximum Return. Your payment at maturity per $1,000 principal amount note will equal $1,000 plus the product of (a) $1,000 and (b) the greater of (i) the Contingent Minimum Return and (ii) the Basket Return, subject to the Maximum Return, if applicable.

     The “Contingent Minimum Return” is a fixed percentage as specified in the relevant terms supplement.

     If applicable, the “Maximum Return” is a fixed percentage that is greater than the Contingent Minimum Return as specified in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Return, the appreciation potential of the notes will be limited to the Maximum Return even if the Basket Return is greater than the Maximum Return.

     If applicable, unless otherwise specified in the relevant terms supplement, the “Basket Return,” as calculated by the calculation agent, is the percentage change of the Basket calculated by comparing the Ending Basket Level to the Starting Basket Level (or Strike Level, if applicable). The relevant terms supplement will specify the manner in which the Starting Basket Level (or Strike Level, if applicable) and the Ending Basket Level will be determined. The Basket Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Basket Return =	Ending Basket Level – Starting Basket Level (or Strike Level, if applicable) Starting Basket Level (or Strike Level, if applicable)

     Unless otherwise specified in the relevant terms supplement, the “Starting Basket Level” will be set equal to 100 on the pricing date or such other date as specified in the relevant terms supplement.

     The “Ending Basket Level” is equal to the Basket Closing Level on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

     The relevant terms supplement may specify a level for the Basket other than the Starting Basket Level to be used for calculating the Basket Return and the amount payable at maturity, if any, which we refer to as the “Strike Level.” The Strike Level may be based on and/or expressed as a percentage of the Basket Closing Level as of a specified date, or may be determined without regard to the Basket Closing Level as of a particular date. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Starting Basket Level, will be used to calculate the Basket Return.

     Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any trading day will be calculated as follows:

100 × [1 + sum of (Share Return of each Reference Stock × Stock Weighting of such Reference Stock)]

     With respect to each Reference Stock, the “Stock Weighting” is a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Stock Weightings for all Reference Stocks will equal 100% or 1, as applicable. The relevant terms supplement will specify the weight of each Reference Stock in the Basket, which will be fixed for the term of the notes.

     Unless otherwise specified in the relevant terms supplement, with respect to a Reference Stock, the “Share Return,” as calculated by the calculation agent, is the percentage change in the closing price of one share of such Reference Stock calculated by comparing the Final Share Price to the Initial Share Price (or Strike Price, if applicable). The relevant terms supplement will specify the manner in which the Initial Share Price (or Strike Price, if applicable) and the Final Share Price will be determined. Unless otherwise specified in the relevant terms supplement, the Share Return for a Reference Stock is calculated as follows:

Share Return =	Final Share Price – Initial Share Price (or Strike Price, if applicable) Initial Share Price (or Strike Price, if applicable)

     Unless otherwise specified in the relevant terms supplement, with respect to a Reference Stock, the “Initial Share Price” is the closing price of one share of such Reference Stock on the pricing date or such other date as specified in the relevant terms supplement, divided by the Stock Adjustment Factor. The Initial Share Price of a Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

     Unless otherwise specified in the relevant terms supplement, with respect to a Reference Stock, the “Final Share Price” on any trading day is the closing price of one share of such Reference Stock on such trading day.

     With respect to a Reference Stock, the relevant terms supplement may specify a share price other than the Initial Share Price to be used for calculating the Share Return, which we refer to as a “Strike Price.” The Strike Price for a Reference Stock, if applicable, will be equal to (a) a percentage of the closing price of one share of such Reference Stock as of a specified date or (b) a fixed amount determined without regard to the closing price of one share of such Reference Stock as of a particular date, in each case divided by the Stock Adjustment Factor. For example, the relevant terms supplement may specify that, with respect to each Reference Stock, a Strike Price equal to 95% of the closing price of one share of such Reference Stock on the pricing date, divided by the applicable Stock Adjustment Factor (i.e., the Initial Share Price) will be used to calculated the Share Return for such Reference Stock.

     Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, the “Stock Adjustment Factor” will be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

     Unless otherwise specified in the relevant terms supplement, a “Knock-Out Event” occurs if, on any day during the Monitoring Period or on any Monitoring Day, as applicable, Basket Closing Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the Knock-Out Buffer Amount.

     The relevant terms supplement may specify another method for monitoring Basket. For example, the relevant terms supplement may specify weekly or monthly Basket monitoring on specified day(s) during a week or month for purposes of determining whether a Knock-Out Event has occurred. We refer to each such specified day as a “Monitoring Day.”

     The “Monitoring Period” or the “Monitoring Days,” as applicable, will be specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Monitoring Period consists of each day from and excluding the pricing date to and including the final Valuation Date. Alternatively, the relevant terms supplement may specify that the Monitoring Days consist of the last trading day of each month, commencing and ending on specified dates.

     The “Knock-Out Buffer Amount” is a fixed percentage as specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, with respect to a Reference Stock, the “closing price” of one share of such Reference Stock (or one unit of any other security for which a closing price must be determined) or one unit of any other security for which a closing price must be determined) on any trading day (as defined below) means:

  if such Reference Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Reference Stock (or any such other security) is listed or admitted to trading;

  if such Reference Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by the Financial Industry Regulatory Authority (the “FINRA”) (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day;

  with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary non-U.S. securities exchange or market on which security is listed or admitted to trading; or

  otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such Reference Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

     Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, a “trading day” is, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (the “NYSE”), the NYSE Amex LLC (the “NYSE Amex”), The NASDAQ Stock Market, the Chicago Mercantile Exchange Inc., the Chicago Board Options Exchange, Incorporated and in the over-the-counter market for equity securities in the United States.

     The Valuation Date(s), which will be either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement and any such date is subject to adjustment as described under “—Postponement of a Valuation Date” below.

     The maturity date will be specified in the relevant terms supplement and is subject to adjustment as described below. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     Unless otherwise specified in the relevant terms supplement, a “business day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

     Postponement of a Valuation Date

     If a Valuation Date is not a trading day with respect to any Reference Stock, or if there is a market disruption event with respect to any Reference Stock on such Valuation Date (any such Reference Stock affected by a non-trading day or a market disruption event, a “Disrupted Reference Stock”), the applicable Valuation Date will be postponed to the immediately succeeding trading day for any such Disrupted Reference Stock during which no market disruption event for such Disrupted Reference Stock shall have occurred or be continuing; provided that the Basket Closing Level on such Valuation Date, as postponed, will be determined by using:

(a)	the closing price for each Reference Stock (other than any such Disrupted Reference Stock) (an “Unaffected Reference Stock”) on the originally scheduled Valuation Date; and

(b)	the closing price for any such Disrupted Reference Stock on the immediately succeeding trading day for such Disrupted Reference Stock during which no market disruption event for such Disrupted Reference Stock shall have occurred or be continuing.

     For the avoidance of doubt, if a Valuation Date is to be postponed as described above, and there are two or more Disrupted Reference Stocks and the first trading day on which there is no market disruption event relating to the first Disrupted Reference Stock is different from such trading day for one or more of the other Disrupted Reference Stocks, such Valuation Date will be postponed to the latest of such trading days. Under these circumstances, the calculation agent will calculate the Basket Closing Level for such Valuation Date using the closing prices of the Disrupted Reference Stocks on different trading days.

     For example, if the Basket consists of two Reference Stocks, Reference Stock A and Reference Stock B, and a market disruption event occurs with respect to Reference Stock A but not with respect to Reference Stock B on June 1, 2011, a Valuation Date, the Basket Closing Level will be calculated on June 2, 2011 using the closing price for Reference Stock A on June 2, 2011 and the closing price for Reference Stock B on June 1, 2011 (assuming there is no market disruption event or non-trading day on June 2, 2011 with respect to either Reference Stock).

     In no event, however, will any Valuation Date be postponed more than ten business days following the date originally scheduled to be such Valuation Date. If the Valuation Date has been postponed to the tenth business day following the date originally scheduled to be the applicable Valuation Date and on such tenth business day, the closing price for any Disrupted Reference Stock has not been determined in accordance with the first paragraph above (a “Final Disrupted Reference Stock”), the calculation agent will determine the Basket Closing Level for such Valuation Date on such tenth business day following the originally scheduled Valuation Date, using:

(a)	for each Unaffected Reference Stock, the closing price of such Unaffected Reference Stock on the originally scheduled Valuation Date;

(b)	for each Disrupted Reference Stock (other than a Final Disrupted Reference Stock), the closing price for such Disrupted Reference Stock determined in the manner described in the first paragraph above; and

(c)	for each Final Disrupted Reference Stock, a price determined by the calculation agent in good faith based on its estimate of the market value of one share of such Final Disrupted Reference Stock.

RISK FACTORS

     Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in one or more of the Reference Stocks. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes do not pay interest or guarantee the return of your investment.

     The notes do not pay interest and may not return any of your investment. The amount payable at maturity, if any, will be determined pursuant to the terms described in this product supplement no. 208-A-I and the relevant terms supplement. The relevant terms supplement will specify whether the notes have a Strike Price or a Maximum Return. If the Basket Closing Level on any day during the Monitoring Period or on any Monitoring Day, as applicable is less than the Starting Basket Level (or Strike Level, if applicable) by more than the Knock-Out Buffer Amount (i.e., a Knock-Out Event has occurred), you will lose some or all of your investment at maturity if the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable), and your principal will be fully exposed to any depreciation in the Basket.

The notes are subject to the credit risk of JPMorgan Chase & Co.

     The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the notes.

The protection provided by the Knock-Out Buffer Amount may terminate during the term of the notes.

     If the Basket Closing Level on any day during the Monitoring Period or on any Monitoring Day, as applicable, is less than the Starting Basket Level (or Strike Level, if applicable) by more than the KnockOut Buffer Amount, a Knock-Out Event has occurred, and you will at maturity be fully exposed to any depreciation of the Basket. We refer to this feature as a contingent buffer. Under these circumstances, and if the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable), you will lose 1% of the principal amount of your investment for every 1% that the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable). You will be subject to this potential loss of principal even if the level of the Basket subsequently increases such that the Basket Closing Level is less than the Starting Basket Level (or Strike Level, if applicable) by not more than the Knock-Out Buffer Amount, or is equal to or greater than the Starting Basket Level (or Strike Level, if applicable). If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus the Contingent Minimum Return times your principal amount at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.

The appreciation potential of the notes is limited to the Maximum Return, if applicable.

     If the notes are subject to a Maximum Return, the appreciation potential of the notes will be limited to the Maximum Return. Any applicable Maximum Return will be a percentage that will be greater than the Contingent Minimum Return and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Return, the appreciation potential of the notes will be limited to that Maximum Return even if the Basket Return is greater than that Maximum Return.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes.

     J.P. Morgan Securities LLC, or JPMS, and other affiliates of ours may trade one or more of the Reference Stocks and other financial instruments related to one or more of the Reference Stocks on a regular basis, for their accounts and for other accounts under their management. JPMS and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of one or more of the Reference Stocks and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to one or more of the Reference Stocks. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the price of one or more of the Reference Stocks and, accordingly, could affect the value of the notes and the amount, if any, payable to you at maturity.

     We or our affiliates may currently or from time to time engage in business with the issuers of one or more of the Reference Stocks, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuers of one or more of the Reference Stocks, and we will not disclose any such information to you. In addition, we or our affiliates may publish research reports or otherwise express views about the issuers of the Reference Stocks. Any prospective purchaser of notes should undertake an independent investigation of the issuers of the Reference Stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the notes. We do not make any representation or warranty to any purchaser of a note with respect to any matters whatsoever relating to our business with the issuers of the Reference Stocks.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to one or more of the Reference Stocks. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We may hedge our obligations under the notes through certain affiliates or unaffiliated counterparties who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     We or one of our affiliates may currently or from time to time engage in trading activities related to the currency in which a Reference Stock that is an ADS is denominated. These trading activities could potentially affect the exchange rate with respect to such currency and, if currency exchange rate calculations are involved in the calculation of the closing price of one share of such Reference Stock, could affect the value of the notes.

     In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and, if the Basket includes a Reference Stock that is an ADS, any prospective purchaser of notes should undertake an independent investigation of the currency in which such ADS is denominated and the related exchange rate as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

     JPMS, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Basket Level (or Strike Level, if applicable), the Basket Closing Level (including the Initial Share Price (or Strike Price, if applicable), the Stock Adjustment Factor, the Final Share Price and the Share Return of each Reference Stock) on each day during the Monitoring Period or on any Monitoring Day, as applicable, for purposes of determining whether a Knock-Out Event has occurred, and on each Valuation Date, the Ending Basket Level, the Basket Return and the amount, if any, that we will pay you at maturity. In addition, the calculation agent will determine whether there has been a market disruption event with respect to a Reference Stock and whether to select and, if it determines to do so, select, a Successor Reference Stock if an ADS serving as a Reference Stock is delisted or is no longer admitted to trading on a U.S. securities exchange or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated. The calculation agent will also determine the price of one share of a Reference Stock if a Valuation Date has been postponed for ten business days due to a market disruption event or a non-trading day with respect to such Reference Stock. In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes is likely to affect adversely the value of the notes prior to maturity.

     While the payment at maturity, if any, will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes. Such estimated cost includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMS, as a result of such compensation or other transaction costs.

You will have no ownership rights in the Reference Stocks.

     Investing in the notes is not equivalent to investing in the Reference Stocks. As an investor in the notes, you will not have any ownership interests or rights in the Reference Stocks, such as voting rights, dividend payments or other distributions. If the notes are linked to ADSs representing non-U.S. equity securities issued through depositary arrangements, you will not have the rights of owners of such ADSs or the applicable Underlying Stocks.

Your return on the notes will not reflect dividends on the Reference Stocks.

     Your return on the notes will not reflect the return you would realize if you actually owned the Reference Stocks and received the dividends on the Reference Stocks. This is because the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Ending Basket Level. The Ending Basket Level reflects the closing prices of the Reference Stocks on the Observation Date or the or the Ending Averaging Dates, as applicable, without taking into consideration the value of dividends on the Reference Stocks.

We have no affiliation with the issuer of the Reference Stocks.

     The issuers of the Reference Stocks are not affiliates of ours and will not be involved in any of our offerings of notes pursuant to this product supplement in any way. Consequently, we have no control of the actions of the issuers of the Reference Stocks, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuers of the Reference Stocks have no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuers of the Reference Stocks.

     In addition, as we are not affiliated with the issuers of the Reference Stocks, we do not assume any responsibility for the adequacy of the information about the Reference Stocks or their issuers contained in this product supplement, any terms supplement or in any of the Reference Stock issuers’ publicly available filings. We are not responsible for such issuers’ public disclosure of information on themselves or the Reference Stocks, whether contained in Securities and Exchange Commission, which we refer to as the SEC, filings or otherwise. As an investor in the notes, you should make your own investigation into the Reference Stocks.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     JPMS may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The Ending Basket Level may be less than the Basket Closing Level at the maturity date of the notes or at other times during the term of the notes.

     Because the Ending Basket Level is calculated based on the Basket Closing Level(s) on one or more Valuation Dates during the term of the notes, the level of the Basket at the maturity date or at other times during the term of the notes, including dates near the Valuation Date(s), could be higher than the Ending Basket Level. This difference could be particularly large if there is a significant increase in the level of the Basket after the final Valuation Date, or if there is a significant decrease in the level of the Basket around the time of the Valuation Date(s), or if there is significant volatility in the Basket level during the term of the notes (especially on dates near the Valuation Date(s)). For example, when the Valuation Date(s) are near the end of the term of the notes, then if the Basket Closing Level increases or remains relatively constant during the initial term of the notes and then decreases below the Starting Basket Level (or Strike Level, if applicable), the Ending Basket Level may be significantly less than if it were calculated on a date earlier than the Valuation Date(s). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Reference Stocks or contracts relating to the Reference Stocks for which there is an active secondary market.

The notes are designed to be held to maturity.

     The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the closing prices of one or more of the Reference Stocks have appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the level of the Basket on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Basket. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  the expected frequency and magnitude of changes in the market prices of the Reference Stocks (volatility);

  the time to maturity of the notes;

  whether a Knock-Out Event has occurred;

  the dividend rate on the Reference Stocks (while not paid to holders of the notes, dividend payments on the Reference Stocks may influence the market prices of the Reference Stocks and the market value of options on the Reference Stocks and therefore affect the market value of the notes);

  the occurrence of certain corporate events affecting a Reference Stock that may or may not require an adjustment to the applicable Stock Adjustment Factor or, in the case of a Reference Stock that is an ADS, the selection of a Successor Reference Stock;

  interest and yield rates in the market generally as well as in each of the markets of the Reference Stocks;

  economic, financial, political, regulatory and judicial events that affect the Reference Stocks or stock markets generally and that may affect the closing prices of the Reference Stocks on any Valuation Date or on any day during the Monitoring Period or on any Monitoring Day, as applicable;

  if a Reference Stock included in the Basket is an ADS, the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currency of the country in which the applicable Underlying Stock is traded; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors will influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your notes at a substantial discount from the principal amount if a Knock-Out Event has occurred or if the Basket Closing Level is at, below or not sufficiently above the Starting Basket Level (or Strike Level, if applicable).

     You cannot predict the future performance of the Basket based on its historical performance. The Basket Closing Level may decrease such that you may not receive any return of your investment. If a Knock-Out Event has occurred, you will lose some or all of your investment at maturity if the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable). There can be no assurance that, if a Knock-Out Event has occurred, the Ending Basket Level will not be less than the Starting Basket Level (or Strike Level, if applicable) so that at maturity you do not lose some or all of your investment.

If the market value of a Reference Stock changes, the market value of your notes may not change in the same manner.

     Owning the notes is not the same as owning the Reference Stocks. Accordingly, a change in the closing prices of the Reference Stocks may not result in a comparable change in the market value of the notes. If the Basket Closing Level on any day increases above the Starting Basket Level (or Strike Level, if applicable), the value of the notes may not increase comparably, if at all. It is also possible for the value of the Reference Stocks to increase moderately while the value of the notes declines.

Market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the closing price of one share of a Reference Stock on any Valuation Date, the Basket Closing Level for purposes of determining whether a KnockOut Event has occurred, the Basket Closing Level on any Valuation Date, the Basket Return and, consequently, calculating the amount that we are required to pay you, if any, at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that the Valuation Dates and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.”

The tax consequences of an investment in the notes are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. The IRS might not accept, and a court might not uphold, the characterization and tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance, promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 208-A-I and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

Risks Relating to the Basket

The Reference Stocks may not be equally weighted.

     The Basket is composed of multiple Reference Stocks, each of which may have a different weight in determining the value of the Basket, depending on the Stock Weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Basket is composed of the three Reference Stocks (Reference Stock A, Reference Stock B and Reference Stock C) and that their Stock Weightings are 20%, 30% and 50%, respectively. One consequence of such an unequal weighting is that the same percentage change in two of the Reference Stocks may have different effects on the Basket Closing Level. In the example above, since the Stock Weighting for the Reference Stock B is greater than the Stock Weighting for Reference Stock A, a 5% decrease in Reference Stock B will have a greater effect on the Basket Closing Level than a 5% decrease in the Reference Stock A.

The lack of correlation among some or all of the Reference Stocks may adversely affect your payment at maturity.

     Performances of the Reference Stocks may not be correlated. At a time when the value of one or more of the Reference Stocks increases, the value of the other Reference Stocks may not increase as much or may even decline. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Reference Stocks may be moderated, or more than offset, by the lesser increases or declines in the level of the other Reference Stock(s), particularly if the Reference Stock(s) that appreciate are of relatively low weight in the Basket. There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level (or Strike Level, if applicable). You may lose some or all of your investment in the notes if a Knock-Out Event occurs and the Ending Basket Level is lower than the Starting Basket Level (or Strike Level, if applicable).

Movements in the Reference Stocks may be highly correlated.

     Performances of the Reference Stocks may become highly correlated from time to time during the term of the notes, including, but not limited to, a period in which there is a substantial decline in a particular sector or sectors represented by some or all of the Reference Stocks. Therefore, if the Ending Basket Level is calculated at a time of high correlation during periods of negative price performance among some or all of the Reference Stocks, you may lose some or all of your investment in the notes. However, the movements in the Reference Stocks may become uncorrelated in the future. Accordingly, at a time when the price of one or more of the Reference Stocks increases, the price of the other Reference Stocks may not increase as much or may even decline. See “—The lack of correlation among some or all of the Reference Stocks may adversely affect your payment at maturity” above.

Risks Relating to the Reference Stocks

We or one of our affiliates may serve as the depositary for the American Depositary Shares representing the common stock of an issuer.

     We or one of our affiliates may serve as depositary for some foreign companies that issue ADSs. If a Reference Stock is an ADS, and we or one of our affiliates serves as depositary for such ADSs, our or such affiliates’ interests, as depositary for the ADSs, may be adverse to your interests as a holder of the notes.

If a Reference Stock is an ADS, fluctuations in exchange rates will affect your investment.

     There are significant risks related to an investment in a note that is linked, in whole or in part, to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an Underlying Stock that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the applicable Underlying Stocks. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of such Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of such ADS, which may consequently affect the value of the notes.

We have no control over exchange rates.

     Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a note that is linked, in whole or in part, to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an Underlying Stock that is quoted and traded in a foreign currency.

     We will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

If a Reference Stock is an ADS, an investment in the notes is subject to risks associated with non-U.S. securities markets.

     An investment in the notes linked, in whole or in part, to the value of the ADSs of one or more foreign issuers representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

     The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

     The economies of emerging market countries in particular face several concerns, including the relatively unstable governments that may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for notes linked, in whole or in part, to the ADSs of one or more emerging markets issuers.

     Some or all of these factors may influence the price of the ADSs. The impact of any of these factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the ADSs based on their historical performance. The value of the ADSs may decrease such that you may not receive any return of your investment. There can be no assurance that the price of the ADSs will not decrease so that at maturity you will not lose some or all of your investment.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company.

     If your note is linked, in whole or in part, to the performance of the ADSs of one or more foreign issuers, you should be aware that your note is linked, in whole or in part, to the prices of the ADSs and not to the applicable Underlying Stocks, and there exist important differences between the rights of holders of ADSs and the Underlying Stocks. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of common stock of a foreign issuer. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable Underlying Stock may be significant and may materially and adversely affect the value of the notes.

In some circumstances, the payment you receive on the notes may be based on the common stock(s) (or ADSs, as applicable) of one or more companies that are not the applicable Reference Stock(s).

     Following certain corporate events relating to a Reference Stock where its issuer is not the surviving entity, a portion of the amount you receive at maturity may be based on the common stock of a successor to such Reference Stock issuer or any cash or any other assets distributed to holders of such Reference Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called “General Terms of Notes — Reorganization Events.”

     In addition, for notes linked to the performance of one or more ADSs, if that ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer and the ADS depositary is terminated for any reason, the calculation agent will have the option to either (a), (i) replace that ADS with the ADS of a company selected from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the issuer of that original ADS is organized, or has its principal executive office, and that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as that original ADS that, in the sole discretion of the calculation agent, is the most comparable to that original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility or (ii) in certain circumstances, replace that ADS with the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the original ADS is organized, or has its principal executive office and that are then registered to trade on the NYSE or The NASDAQ Stock Market that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the original ADS or (iii) in certain circumstances, replace that ADS with the common stock of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as the original ADS that in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility or (b) deem the applicable Underlying Stock to be such Reference Stock. You should read the section of this product supplement called “General Terms of Notes — Delisting of ADSs or Termination of ADS Facility” for more information. Replacing the original ADS serving as a Reference Stock with another ADS may materially and adversely affect the value of the notes.

Anti-dilution protection is limited.

     The calculation agent will make adjustments to the Stock Adjustment Factor for each Reference Stock, which will be set initially at 1.0, for certain adjustment events (as defined below) affecting such Reference Stock, including stock splits and certain corporate actions, such as mergers. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of such Reference Stock or another party makes a partial tender or partial exchange offer for such Reference Stock. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. See “General Terms of Notes — Anti-Dilution Adjustments” for further information.

We may exercise any and all rights we may have as a lender to or a security holder of the issuer of a Reference Stock.

     If we or any of our affiliates are lenders to, or hold securities of, the issuer of a Reference Stock, we will have the right, but not the obligation, to exercise or refrain from exercising our rights as a lender to, or holder of securities of such issuer. Any exercise of our rights as a lender or holder of securities of the issuer of a Reference Stock, or our refraining from such exercise, will be made without regard to your interests and could affect the value of the notes.

We cannot assure you that the public information provided on the issuers of the Reference Stocks is accurate or complete.

     All disclosures contained in the relevant terms supplement regarding the issuers of the Reference Stocks will be derived from publicly available documents and other publicly available information. We have not participated, and will not participate, in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Reference Stocks in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuers of the Reference Stocks are accurate or complete, and are not responsible for public disclosure of information by the issuers of the Reference Stocks, whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant terms supplement, including events that would affect the accuracy or completeness of the public filings of the issuers of the Reference Stocks or the value of the Reference Stocks (and therefore the Final Share Prices), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Reference Stocks could affect the amount you will receive at maturity of the notes and, therefore, the market value of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the issuers of the Reference Stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes. We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

     Unless otherwise specified in the relevant terms supplement, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit, which in no event will exceed $45.00 per $1,000 principal amount note, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in one or more of the Reference Stocks or instruments the value of which is derived from one or more of the Reference Stocks. While we cannot predict an outcome, such hedging activities or other hedging and investment activities of ours could potentially increase the closing price of one or more of the Reference Stocks, and, therefore, effectively establish higher closing prices that the Reference Stocks must achieve for you to obtain a return on your investment or to avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in one or more of the Reference Stocks or instruments the values of which are derived from one or more of the Reference Stocks. Although we have no reason to believe that any of these activities will have a material impact on the prices of the Reference Stocks or the value of the notes, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparties may take in connection with our hedging activity.

THE REFERENCE STOCKS

     In the relevant terms supplement, we will provide summary information regarding the business of the issuer of each Reference Stock based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

     Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of each Reference Stock may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

     This product supplement and the relevant terms supplement relate only to the notes offered thereby and do not relate to the Reference Stocks or other securities of the issuers of the Reference Stocks. We will derive any and all disclosures contained in the relevant terms supplement regarding the issuers of the Reference Stocks from the publicly available documents described above. In connection with the offering of the notes, we have not participated, and will not participate, in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Reference Stocks. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuers of the Reference Stocks is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the closing prices of the Reference Stocks (and therefore the Final Share Prices) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Reference Stocks could affect the payment at maturity with respect to the notes.

     Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Stocks.

     We and/or our affiliates may currently or from time to time engage in business with the issuers of the Reference Stocks, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Reference Stocks or their issuers, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Reference Stocks or their issuers, and these reports may or may not recommend that investors buy or hold the Reference Stocks. As a prospective purchaser of a note, you should undertake an independent investigation of the Reference Stocks or their issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Historical performance of the Reference Stocks

     We will provide historical price information on the Reference Stocks in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

GENERAL TERMS OF NOTES

Calculation Agent

     J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Basket Level (or Strike Level, if applicable), the Basket Closing Level (including the Initial Share Price (or Strike Price, if applicable), the Stock Adjustment Factor, the Final Share Price and the Share Return of each Reference Stock) on each day during the Monitoring Period or on any Monitoring Day, as applicable, for purposes of determining whether a Knock-Out Event has occurred, and on each Valuation Date, the Ending Basket Level, the Basket Return and the amount, if any, that we will pay you at maturity. In addition, the calculation agent will determine whether there has been a market disruption event with respect to a Reference Stock and whether to select and, if it determines to do so, select, a Successor Reference Stock if an ADS serving as a Reference Stock is delisted or is no longer admitted to trading on a U.S. securities exchange or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated. The calculation agent will also determine the price of one share of a Reference Stock if a Valuation Date has been postponed for ten business days due to a market disruption event or a non-trading day with respect to such Reference Stock. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

     All calculations with respect to the Strike Level, if applicable, the Ending Basket Level, any Basket Closing Level, any Initial Share Price (or Strike Price, if applicable), any Stock Adjustment Factor, any Final Share Price, any Share Return or any closing price of one share of any Reference Stock will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from determining the closing price of one share of a Reference Stock on any Valuation Date, the Basket Closing Level for purposes of determining whether a Knock-Out Event has occurred, the Basket Closing Level on any Valuation Date, the Basket Return and, consequently, calculating the amount, if any, that we are required to pay you at maturity of the notes. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

     “Market disruption event” means, with respect to any Reference Stock (or any security for which a closing price must be determined):

  the occurrence or existence of a suspension, material limitation or absence of trading of such Reference Stock (or such security) on the Relevant Exchange for such Reference Stock (or such security) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such Relevant Exchange;

  a breakdown or failure in the price and trade reporting systems of the Relevant Exchange for such Reference Stock (or such security) as a result of which the reported trading prices for such Reference Stock (or such security) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate;

  a suspension, material limitation or absence of trading on the primary exchange or market for trading in futures or options contracts related to such Reference Stock (or such security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable exchange or market; or

  a decision to permanently discontinue trading in such related futures or options contracts,

in each case, as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such Reference Stock or any instrument related to such Reference Stock or to adjust or unwind all or a material portion of any hedge position in such Reference Stock with respect to the notes.

     For the purpose of determining whether a market disruption event has occurred:

  a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the Relevant Exchange or the primary exchange or market for trading in futures or options contracts related to any Reference Stock (or such security), limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, and a suspension of trading in futures or options contracts on any Reference Stock (or such security) by the primary exchange or market for trading in such contracts, if available, by reason of:

    a price change exceeding limits set by such exchange or market,

    an imbalance of orders relating to such contracts, or

    a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Reference Stock (or such security), as determined by the calculation agent in its sole discretion; and

  a “suspension, absence or material limitation of trading” on the primary exchange or market on which futures or options contracts related to any Reference Stock (or such other security) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

     “Relevant Exchange” with respect to a Reference Stock means the primary U.S. exchange or market for trading for such Reference Stock, or with respect to an Underlying Stock, the primary exchange or market for trading for such Underlying Stock, as specified in the relevant terms supplement.

Anti-Dilution Adjustments

     The Stock Adjustment Factor, the Initial Share Price (or Strike Price, if applicable) and the Final Share Price for each Reference Stock are subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section.

     Unless otherwise specified below, no adjustments to any Stock Adjustment Factor will be required unless such Stock Adjustment Factor adjustment would require a change of at least 0.1% in such Stock Adjustment Factor then in effect. A Stock Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Stock Adjustment Factor for any Reference Stock after the close of business on the business day immediately preceding the maturity date.

     No adjustments to the Stock Adjustment Factor for any Reference Stock will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of a Reference Stock on any trading day during the term of the notes. No adjustments will be made for certain other events, such as offerings of common stock by the issuer of a Reference Stock for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender or exchange offer for such Reference Stock by the issuer of such Reference Stock or any third party.

     For purposes of these adjustments, except as noted below, if an ADS is serving as a Reference Stock, all adjustments to the Stock Adjustment Factor for such Reference Stock will be made as if the applicable Underlying Stock is serving as such Reference Stock. Therefore, for example, if the applicable Underlying Stock is subject to a two-for-one stock split and assuming the Stock Adjustment Factor for such Reference Stock is equal to one, the Stock Adjustment Factor for such Reference Stock would be adjusted to equal to two. If a Reference Stock is an ADS, the term “dividend” used in this section, with respect to such Reference Stock, will mean, unless we specify otherwise in the relevant terms supplement, the dividend paid by the issuer of the applicable Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

     If an ADS is serving as a Reference Stock, no adjustment to the applicable ADS price or the applicable Stock Adjustment Factor, including those described below, will be made if (1) holders of such ADSs are not eligible to participate in any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for such ADSs has adjusted the number of shares of the applicable Underlying Stock represented by each such ADS so that such ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of the applicable Underlying Stock represented by each such ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

     JPMS, as calculation agent, will be solely responsible for the determination and calculation of any adjustments to the Stock Adjustment Factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section and its determinations and calculations will be conclusive absent manifest error.

     We will, within ten business days following the occurrence of an event that requires an adjustment to any Stock Adjustment Factor (other than as a result of a Reorganization Event as described below), or if we are not aware of this occurrence, as soon as practicable after becoming so aware, provide notice to the calculation agent, which will provide written notice to the trustee, which will provide notice to the holders of the notes of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth such adjusted Stock Adjustment Factor.

     Stock Splits and Reverse Stock Splits

     If a Reference Stock is subject to a stock split or reverse stock split, then once any split has become effective, the Stock Adjustment Factor relating to such Reference Stock will be adjusted so that the new Stock Adjustment Factor will equal the product of:

  the prior Stock Adjustment Factor for such Reference Stock, and the number of shares that a holder of one share of such Reference Stock before the effective date of that stock split or reverse stock split would have owned immediately following the applicable effective date.

     Stock Dividends or Distributions

     If a Reference Stock is subject to (i) a stock dividend, i.e., issuance of additional shares of such Reference Stock, that is given ratably to all holders of shares of such Reference Stock, or (ii) a distribution of shares of such Reference Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Reference Stock, then, once the dividend or distribution has become effective and the shares of such Reference Stock are trading ex-dividend, the Stock Adjustment Factor for such Reference Stock will be adjusted so that the new Stock Adjustment Factor for such Reference Stock will equal the prior Stock Adjustment Factor for such Reference Stock plus the product of:

  the prior Stock Adjustment Factor for such Reference Stock, and the number of additional shares issued in the stock dividend or distribution with respect to one share of such Reference Stock.

     Non-Cash Dividends or Distributions

     If the issuer of a Reference Stock distributes shares of capital stock, evidences of indebtedness or other assets or property of the issuer of such Reference Stock to all holders of shares of such Reference Stock (other than (i) dividends, distributions, rights or warrants referred to under “— Stock Splits and Reverse Stock Splits” or “— Stock Dividends or Distributions” above or “— Issuance of Transferable Rights or Warrants” below and (ii) cash distributions or dividends referred under “— Cash Dividends or Distributions” below), then, once the dividend or distribution has become effective and the shares of such Reference Stock are trading ex-dividend, the Stock Adjustment Factor for such Reference Stock will be adjusted so that the new Stock Adjustment Factor for such Reference Stock will equal the product of:

  the prior Stock Adjustment Factor for such Reference Stock, and a fraction, the numerator of which is the Current Market Price of one share of such Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

     The “Current Market Price” of a Reference Stock means the closing price of one share of such Reference Stock on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the Stock Adjustment Factor for such Reference Stock.

     The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or, if the applicable Reference Stock is an ADS and such distribution consists of property traded on the ex-dividend date on a non-U.S. securities exchange or market, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date, as determined by the calculation agent.

     The “ex-dividend date,” with respect to a dividend or other distribution on any Reference Stock, means the first trading day on which transactions in such Reference Stock trade on the Relevant Exchange without the right to receive that dividend or other distribution.

     Notwithstanding the foregoing, a distribution on a Reference Stock described in clause (a), (d) or (e) of the section entitled “— Reorganization Events” below that also would require an adjustment under this section will not cause an adjustment to the Stock Adjustment Factor of such Reference Stock and will only be treated as a Reorganization Event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “— Reorganization Events.” A distribution on a Reference Stock described in the section entitled “— Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section will only cause an adjustment pursuant to the section entitled “— Issuance of Transferable Rights or Warrants.”

     Cash Dividends or Distributions

     If the issuer of a Reference Stock pays dividends or makes other distributions consisting exclusively of cash to all holders of shares of such Reference Stock during any fiscal quarter during the term of the notes, in an aggregate amount that, together with other such cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the Stock Adjustment Factor for such Reference Stock has not previously been made under this “— Cash Dividends or Distributions” section, exceeds the Dividend Threshold for such Reference Stock, then, once the dividend or distribution has become effective and the shares of such Reference Stock are trading ex-dividend, the Stock Adjustment Factor for such Reference Stock will be adjusted so that the new Stock Adjustment Factor for such Reference Stock will equal the product of:

  the prior Stock Adjustment Factor for such Reference Stock, and a fraction, the numerator of which is the Current Market Price of one share of such Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the aggregate amount in cash per share the issuer of such Reference Stock distributes in such cash dividend or distribution together with any cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the Stock Adjustment Factor for such Reference Stock has not previously been made under this “— Cash Dividends or Distributions” section to holders of shares of such Reference Stock in excess of the Dividend Threshold for such Reference Stock.

     For the avoidance of doubt, the Stock Adjustment Factor for a Reference Stock may be adjusted more than once in any particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold for such Reference Stock. If the Stock Adjustment Factor for such Reference Stock has been previously adjusted in a particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold for such Reference Stock, subsequent adjustments will be made if the issuer of such Reference Stock pays cash dividends or makes other distributions during such quarterly fiscal period in an aggregate amount that, together with other such cash dividends or distributions since the last adjustment to the Stock Adjustment Factor for such Reference Stock (because of cash dividends or distributions that exceed the Dividend Threshold for such Reference Stock) exceeds the Dividend Threshold for such Reference Stock. Such subsequent adjustments to the Stock Adjustment Factor for such Reference Stock will only take into account the cash dividends or distributions during such quarterly fiscal period made since the last adjustment to the Stock Adjustment Factor for such Reference Stock because of cash dividends or distributions that exceed the Dividend Threshold for such Reference Stock.

     The “Dividend Threshold,” with respect to a Reference Stock, is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding quarterly fiscal period, if any, per share of such Reference Stock plus (y) 10% of the closing price of one share of such Reference Stock on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

     Issuance of Transferable Rights or Warrants

     If the issuer of a Reference Stock issues transferable rights or warrants to all holders of shares of such Reference Stock to subscribe for or purchase such Reference Stock, including new or existing rights to purchase such Reference Stock at an exercise price per share less than the closing price of one share of such Reference Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder’s rights plan or arrangement, and if the expiration date of such rights or warrants precedes the maturity date of the notes, then the Stock Adjustment Factor for such Reference Stock will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new Stock Adjustment Factor for such Reference Stock will equal the prior Stock Adjustment Factor for such Reference Stock plus the product of:

  the prior Stock Adjustment Factor for such Reference Stock, and the number of shares of such Reference Stock that can be purchased with the cash value of such warrants or rights distributed on one share of such Reference Stock.

     The number of shares that can be purchased will be based on the closing price of such Reference Stock on the date the new Stock Adjustment Factor for such Reference Stock is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange, or, in the case of a Reference Stock that is an ADS, on a non-U.S. securities exchange or market, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange or a non-U.S. securities exchange or market, as applicable, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Stock Adjustment Factor for such Reference Stock is determined, provided that if only two such bid prices are available, then the cash value of such warrants or rights will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such warrants or rights will equal such bid.

Reorganization Events

     If prior to the maturity date,

(a)	there occurs any reclassification or change of a Reference Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of a Reference Stock,

(b)	the issuer of a Reference Stock, or any surviving entity or subsequent surviving entity of the issuer of a Reference Stock (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,

(c)	any statutory exchange of securities of the issuer of a Reference Stock or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

(d)	the issuer of a Reference Stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)	the issuer of a Reference Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Reference Stock, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-Off Event”), or

(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of a Reference Stock and is consummated and completed in full for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then the Initial Share Price (or Strike Price, if applicable) and the Final Share Price of such Reference Stock will be adjusted as set forth below.

     If a Reorganization Event with respect to a Reference Stock occurs, in each case as a result of which the holders of such Reference Stock receive Exchange Property, then the Final Share Price for such Reference Stock will be determined by reference to the value of the Exchange Property following the effective date for such Reorganization Event (or, if applicable, in the case of a Spin-Off Event, the Initial Share Price (or Strike Price, if applicable) for such Reference Stock will be adjusted based on the closing prices of one share of such Reference Stock immediately preceding and immediately succeeding the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event). The value of the Exchange Property will be calculated as the sum of the value of the components of the Exchange Property as described below:

  if the Exchange Property consists solely of securities (including, without limitation, securities of the issuer of such Reference Stock or securities of foreign issuers represented by American depositary receipts) traded on the NYSE, the NYSE Amex, or The NASDAQ Stock Market (“Exchange Traded Securities”), the value of such Exchange Property will equal the closing price of the securities composing the Exchange Property; and

  if the Exchange Property consists solely of cash, property other than Exchange Traded Securities or a combination thereof, the calculation agent will value such Exchange Property as if such Exchange Property was liquidated on the date the issuer of such Reference Stock received all such non-cash Exchange Property upon terms that it deems commercially reasonable, and the value of the Exchange Property will equal the aggregate cash amount, including both the Exchange Property consisting of cash and the amount resulting from the valuation or liquidation of the non-cash Exchange Property.

     “Exchange Property,” with respect to a Reference Stock that is subject to a Reorganization Event, will consist of any Reference Stock continued to be held by the holders of such Reference Stock, and any securities, cash or any other assets distributed to the holders of such Reference Stock with respect to one share, in or as a result of, the Reorganization Event. No interest will accrue on any Exchange Property.

     In the event Exchange Property consists of common equity securities, those securities will, in turn, be subject to the anti-dilution adjustments of the type set forth in this product supplement.

     In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer, a merger, combination or consolidation or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

     The calculation agent will be solely responsible for the determination and calculation of the Exchange Property if a Reorganization Event occurs, the value thereof and its effect on the Initial Share Price (or Strike Price, if applicable) and the Final Share Price of the relevant Reference Stock. The calculation agent’s determinations and calculations, and its adjustments of a Reference Stock’s prices, shall be conclusive absent manifest error.

     If a Reorganization Event (other than a Spin-Off Event) with respect to a Reference Stock occurs, then:

(1)	for purposes of determining any Share Return of such Reference Stock on or after the effective date of such Reorganization Event, the Initial Share Price (or Strike Price, if applicable) of such Reference Stock will equal the product of:

(i)	the sum of:

    the closing price of any Exchange Traded Securities composing the Exchange Property on the effective date of the Reorganization Event, divided by the applicable Stock Adjustment Factor (which will be initially set to equal 1.0 on such date);

    the aggregate cash amount of any Exchange Property consisting of cash; and

    the aggregate cash amount resulting from the valuation or liquidation of the non-cash Exchange Property that is not an Exchange Traded Security on the effective date of the Reorganization Event; and

(ii)	a fraction, the numerator of which is equal to the Initial Share Price (or Strike Price, if applicable) of such Reference Stock as of the trading day immediately preceding such effective date, and the denominator of which is the closing price of one share of such Reference Stock on the trading day immediately preceding such effective date; and

(2)	for purposes of determining any Share Return of such Reference Stock on or after the effective date of such Reorganization Event, the Final Share Price of such Reference Stock on any trading day will equal the sum of:

  the closing price of any Exchange Traded Securities composing the Exchange Property on such trading day;

  the aggregate cash amount of any Exchange Property consisting of cash; and

  the aggregate cash amount resulting from the valuation or liquidation of the non-cash Exchange Property that is not an Exchange Traded Security on such trading day.

     If a Spin-Off Event with respect to a Reference Stock occurs, then, on and after the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event, for purposes of determining any Share Return:

(A)	the Initial Share Price (or Strike Price, if applicable) of such Reference Stock will be adjusted on the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event so that the new Initial Share Price (or Strike Price, if applicable) will equal (1) the product of (i) the Initial Share Price (or Strike Price, if applicable) of such Reference Stock immediately prior to the ex-dividend date with respect to the Spin-Off Event and (ii) a fraction, the numerator of which is equal to the closing price per share of such Reference Stock on the ex-dividend date with respect to the Spin-Off Event, and the denominator of which is the closing price per share of such Reference Stock on the trading day immediately preceding the ex-dividend date with respect to the Spin-Off Event, divided by (2) the Stock Adjustment Factor of such Reference Stock, which will be reset to 1.0 as of the ex-dividend date of the Spin-Off Event; and

(B)	the Final Share Price will not be adjusted.

     Upon the occurrence of a Reorganization Event with respect to a Reference Stock resulting in the adjustments as described above, we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of any such Reorganization Event of the new Initial Share Price (or Strike Price, if applicable) and Stock Adjustment Factor of such Reference Stock. We expect that such notice will be passed on to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Delisting of ADSs or Termination of ADS Facility

     If an ADS serving as a Reference Stock (an “Original Reference Stock”) is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “Change Date”), the calculation agent, in its sole discretion without consideration for the interests of investors, will either (A) determine a Successor Reference Stock (as defined below) to such ADS after the close of the principal trading session on the trading day immediately prior to the Change Date in accordance with the following paragraph (each successor stock as so determined, a “Successor Reference Stock” and such successor stock issuer, a “Successor Reference Stock Issuer”) or (B) select the applicable Underlying Stock to be such Reference Stock.

     The “Successor Reference Stock” with respect to an ADS will be the ADS of a company selected by the calculation agent from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the issuer of such Original Reference Stock is organized, or has its principal executive office, and that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as such Original Reference Stock that, in the sole discretion of the calculation agent, is the most comparable to such Original Reference Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that a Successor Reference Stock will not be any ADS that is (or the Underlying Stock for which is) subject to a trading restriction under the trading restriction policies of JPMorgan Chase & Co. or any of its affiliates that would materially limit the ability of JPMorgan Chase & Co. or any of its affiliates to hedge the notes with respect to such ADS (a “Hedging Restriction”); provided further that if a Successor Reference Stock cannot be identified as set forth above for which a Hedging Restriction does not exist, such Successor Reference Stock will be selected by the calculation agent and will be the ADS of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of such Original Reference Stock is organized, or has its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent, is the most comparable to such Original Reference Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such Original Reference Stock and (v) is not subject to a Hedging Restriction. Notwithstanding the foregoing, if a Successor Reference Stock cannot be identified in the country in which the issuer of such Original Reference Stock is organized, or has its principal executive office, as set forth above, such Successor Reference Stock will be selected by the calculation agent and will be a common stock of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as such Original Reference Stock that in the sole discretion of the calculation agent, is the most comparable to such Original Reference Stock, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility and that is not subject to a Hedging Restriction.

     Upon the determination by the calculation agent of any Successor Reference Stock pursuant to clause (A) of the first paragraph under “— Delisting of ADSs or Termination of ADS Facility,” on and after the Change Date, references in this product supplement or the relevant terms supplement to such “Reference Stock” will no longer be deemed to refer to the Original Reference Stock and will be deemed instead to refer to any such Successor Reference Stock for all purposes, and references in this product supplement or the relevant terms supplement to “issuer” of the Original Reference Stock will be deemed to be to any such Successor Reference Stock Issuer. Upon the selection of any Successor Reference Stock by the calculation agent pursuant to clause (A) of the first paragraph under “— Delisting of ADSs or Termination of ADS Facility,” on and after the Change Date, (i) the Initial Share Price (or Strike Price, if applicable) for such Successor Reference Stock will be equal to the Initial Share

Price (or Strike Price, if applicable) of the Original Reference Stock as of the trading day immediately preceding the Change Date, divided by the Stock Adjustment Factor for such Successor Reference Stock and (ii) the Final Share Price for such Successor Reference Stock on any trading day will be equal to the closing price of one share of such Successor Reference Stock on such trading day and (iii) the Stock Adjustment Factor for such Successor Reference Stock will be an amount as determined by the calculation agent in good faith as of the Change Date, taking into account, among other things, the closing price of the Original Reference Stock on the trading day immediately preceding the Change Date, subject to adjustment for certain corporate events related to such Successor Reference Stock in accordance with “— Anti-Dilution Adjustments.”

     Following the selection of a Successor Reference Stock, the Stock Adjustment Factor of the Successor Reference Stock will be subject to adjustment as described above under “— Anti-Dilution Adjustments.”

     If a Successor Reference Stock is selected, we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the Change Date, of the Successor Reference Stock Issuer, the Successor Reference Stock and the Initial Share Price (or Strike Price, if applicable) for such Successor Reference Stock, as well as the Original Reference Stock so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

     If the calculation agent selects the applicable Underlying Stock to be a Reference Stock pursuant to clause (B) of the first paragraph under “— Delisting of ADSs or Termination of ADS Facility” above, the Stock Adjustment Factor for such Reference Stock will thereafter equal the last value of the Stock Adjustment Factor for the ADS multiplied by the number of the applicable Underlying Stock represented by a single ADS, subject to further adjustments as described under “— Anti-Dilution Adjustments.” On and after the Change Date, the Final Share Price of such Reference Stock on any trading day will be expressed in U.S. dollars, converting the closing price(s) of the applicable Underlying Stock on such trading day into U.S. dollars using the applicable exchange rate as described below.

     On any date of determination, the applicable exchange rate will be the spot rate of the local currency of the applicable Underlying Stock relative to the U.S. dollar as reported by Reuters Group PLC (“Reuters”) on the relevant page for such rate at approximately the closing time of the Relevant Exchange for the appliacble Underlying Stock on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the notes for settlement on the third business day following the date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were (1) the final Valuation Date and (2) the final day of the Monitoring Period or the final Monitoring Day, as applicable. If the notes have more than one Valuation Date, then, for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) will be the corresponding Valuation Dates, unless otherwise specified in the relevant terms supplement.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This summary applies to you if you are an initial holder of a note purchasing the note at its issue price for cash and if you hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder of a note who is subject to special treatment under the U.S. federal income tax laws, such as:

  a financial institution;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a person holding a note as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a note;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

     The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the IRS regarding the notes.

     We intend to seek an opinion from Davis Polk & Wardwell LLP, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the notes as “open transactions” for U.S. federal income tax purposes. Whether our special tax counsel expresses an opinion regarding the characterization of the notes will be indicated in the relevant terms supplement. In either case, we and you will agree to treat the notes for U.S. federal income tax purposes as “open transactions.” While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that the notes are treated for U.S. federal income tax purposes as “open transactions” with respect to the Reference Stocks and not as debt instruments, unless otherwise indicated.

     In general, we will not attempt to ascertain whether any of the issuers of the Reference Stocks would be treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any of the issuers of the Reference Stocks were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder in the case of a USRPHC, upon the sale or exchange of a note (including redemption of a note at maturity). You should refer to information filed with the relevant governmental authority by the issuers of the Reference Stocks and consult your tax adviser regarding the possible consequences to you if any of the issuers of the Reference Stocks is or becomes a PFIC or USRPHC, as applicable. Depending on the nature of the Reference Stocks in a particular offering, the relevant terms supplement may include further disclosure regarding these issues.

     In addition, it is possible, due to the nature of the Reference Stocks, that a particular offering of notes could under current law constitute “constructive ownership transactions” within the meaning of Section 1260 of the Code. Section 1260 very generally operates to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. In this event, the relevant terms supplement will include disclosure regarding that issue. The remainder of this discussion assumes that the notes are not subject to the constructive ownership rules.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

   Tax Treatment of the Notes

     Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the notes prior to maturity, other than pursuant to a sale or exchange as described below.

     Sale, Exchange or Redemption of a Note. Upon a sale or exchange of a note (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the note, which should equal the amount you paid to acquire the note. This gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

   Possible Alternative Tax Treatments of an Investment in the Notes

     Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold your notes (even though you will not receive any cash with respect to the notes prior to maturity) and any income recognized upon a sale or exchange of your notes (including redemption at maturity) would generally be treated as interest income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

     Other alternative U.S. federal income tax characterizations of the notes might also require you to include amounts in income during the term of your notes and/or might treat all or a portion of the gain or loss on the sale or exchange of your notes (including redemption at maturity) as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your notes. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a nonresident alien individual;

  a foreign corporation; or

  a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including redemption at maturity).

     If you are a Non-U.S. Holder of a note and if the characterization of the notes as “open transactions” is respected, any income or gain from the note should not be subject to U.S. federal income or withholding tax unless it is effectively connected with your conduct of a U.S. trade or business. However, among the issues addressed in the notice described above in “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Notes” is the degree, if any, to which income with respect to instruments described therein, such as the notes, should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

     If the notes were recharacterized as indebtedness, any income or gain from a note nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described below has been fulfilled. Because the characterization of the notes is unclear, payments made to you with respect to a note may be withheld upon at a rate of 30% unless you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provided your name and address or otherwise satisfied applicable documentation requirements.

     If you are engaged in a U.S. trade or business, and if income or gain from a note is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that in lieu of the certificate described in the preceding paragraph, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

   Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

     You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding section. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

     THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), JPMS has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

     We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

     We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the notes will be used, in part, by JPMS or one of its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for this offering will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

     JPMS or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMS may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMS may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMS must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMS is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMS may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMS is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 208-A-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 208-A-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 208-A-I and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 208-A-I nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 208-A-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 208-A-I and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 208-A-I and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or replacement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. 208-A-I and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 208-A-I and the accompanying prospectus supplement, prospectus and terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. 208-A-I and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 208-A-I and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

      The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 208-A-I and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 208-A-I and the accompanying prospectus, prospectus supplement and terms supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)     to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d)     at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 208-A-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 208-A-I and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.     Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.     Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.     Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.     Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.     Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.     Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.     Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.     Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.     Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

     For the purposes of this provision, the expression:

(a)	an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     None of this product supplement no. 208-A-I or the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 208-A-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 208-A-I and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 208-A-I and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

(a)     it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

     Each purchaser or holder of any notes acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of or failure to exercise any rights we have under or with respect to the notes;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our obligations under the notes;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.